UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2020

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, the Board of Directors of Universal Health Services, Inc. (the “Company”) has appointed Marc D. Miller, currently President of the Company, to assume the role of Chief Executive Officer while continuing to serve as President and a member of the Board of Directors and Alan B. Miller as Executive Chairman of the Board, in each case effective on January 1, 2021.

Marc D. Miller Chief Executive Officer Employment Agreement

On December 23, 2020, the Company and Marc D. Miller entered into an employment agreement (“MDM Employment Agreement”).  The MDM Employment Agreement provides for the employment of Mr. Miller as Chief Executive Officer for an initial term beginning January 1, 2021 and ending on January 1, 2026, subject to earlier termination in accordance with its terms, and subject to automatic annual renewal for additional one-year periods unless either party elects to terminate the term of Mr. Miller’s employment at the end of the initial term or at the end of a renewal term by giving one year’s advance written notice of such termination.  At all times during the term of employment, Mr. Miller shall be nominated to serve as a member of the Board of  Directors.

During the term of Mr. Miller’s active employment as Chief Executive Officer, he will earn a base salary of $1,100,000 for the calendar year ending December 31, 2021 and each calendar year thereafter unless increased by the Board in its discretion.  In no event will the salary be reduced from one year to another.

For each year during the term of his employment as Chief Executive Officer, Mr. Miller will have an annual bonus opportunity target equal to 100% of his salary for the year.  The amount of the annual bonus for any year may be more or less than the target amount and will be determined by the Board, consistent with past practice and based upon such performance measures as are established and communicated to Mr. Miller within ninety days of the beginning of the year.

During the period of his service as Chief Executive Officer, Mr. Miller will be eligible to receive annual awards under the Company’s long-term incentive plan(s) (“LTIP”) as in effect from time to time, subject to such vesting and other conditions as are consistent with terms and conditions applicable to LTIP awards made to other senior executives of the Company.

Vesting of Mr. Miller’s LTIP awards will accelerate upon the occurrence of any of the following events and circumstances: (1) termination of his employment or other service due to disability or death; (2) termination of his employment or other service by the Company without cause; or (3) the termination of his employment or other service at any time by Mr. Miller or the Company under circumstances relating to a breach by the Company of the MDM Employment Agreement.  If Mr. Miller’s employment as Chief Executive Officer ends due to nonrenewal of the initial or a renewal term, then, at the time such employment ends, Mr. Miller will be fully vested in all then outstanding LTIP awards that were made to him during or before the term of his employment.

Mr. Miller is also entitled to receive certain fringe benefits, including health, disability and accident insurance as presently in force or as may be improved by the Board.

The MDM Employment Agreement will terminate upon the death of Mr. Miller and may be terminated upon the long term disability of Mr. Miller, subject to certain base salary and pro rata bonus payments to Mr. Miller or his estate as described in the MDM Employment Agreement.

Mr. Miller may be discharged only for “cause,” as defined in the MDM Employment Agreement.

In the event that Mr. Miller shall be discharged for cause, all salary and other benefits payable by the Company under this Agreement in respect of periods after such discharge shall terminate upon such discharge, but any benefits payable to or earned by Mr. Miller with respect to any period of his employment or other service prior to such discharge shall be paid by the Company.

If Mr. Miller terminates his employment or other service with the Company because of a material change in the duties of his office or any other breach by the Company of its obligations under the MDM Employment Agreement, or in the event of the termination of Mr. Miller’s employment by the Company without cause or otherwise in breach of the MDM Employment Agreement, Mr. Miller shall continue to receive all of the cash compensation and minimum long term incentive compensation and all of the benefits otherwise provided under the MDM Employment Agreement notwithstanding such termination for the remainder of the stated term.

The MDM Employment Agreement also contains customary non-disparagement, non-solicitation and non-competition provisions.

Alan B. Miller Executive Chairman Employment Agreement

On December 23, 2020, the Company and Alan B. Miller entered into an employment agreement (“ABM Employment Agreement”), which supersedes Mr. Miller’s previous employment agreement that is dated July 24, 2013, as amended on November 5, 2018.  The

ABM Employment Agreement provides for the employment of Mr. Miller as Executive Chairman for an initial term beginning January 1, 2021 and ending on January 1, 2022, subject to earlier termination in accordance with its terms, and subject to automatic annual renewal for additional one-year periods unless either party elects to terminate the term of Mr. Miller’s employment at the end of the initial term or at the end of a renewal term by giving one year’s advance written notice of such termination.

During the term of Mr. Miller’s active employment as Executive Chairman, he will earn a base salary of $1,000,000 for the calendar year ending December 31, 2021 and each calendar year thereafter unless increased by the Board in its discretion.  In no event will the salary be reduced from one year to another.

During the period of his service as Executive Chairman, Mr. Miller will be eligible to receive annual awards under the Company’s long-term incentive plan(s) (“LTIP”) as in effect from time to time, subject to such vesting and other conditions as are consistent with terms and conditions applicable to LTIP awards made to other senior executives of the Company.

Vesting of Mr. Miller’s LTIP awards will accelerate upon the occurrence of any of the following events and circumstances: (1) termination of his employment or other service due to disability or death; (2) termination of his employment or other service by the Company without cause; or (3) the termination of his employment or other service at any time by Mr. Miller or the Company under circumstances relating to a breach by the Company of the ABM Employment Agreement.  If Mr. Miller’s employment as Executive Chairman ends due to nonrenewal of the initial or a renewal term, then, at the time such employment ends, Mr. Miller will be fully vested in all then outstanding LTIP awards that were made to him during or before the term of his employment.

Mr. Miller is also entitled to receive perquisites including, but not limited to split dollar life insurance payments (as permitted by applicable law), use of a Company automobile and certain automobile costs and certain other fringe benefits and compensation.  In addition, Mr. Miller may use a private plane for personal purposes for up to 60 hours per year, subject to reimbursement by Mr. Miller, at market rates, of the incremental costs incurred.

The ABM Employment Agreement will terminate upon the death of Mr. Miller and may be terminated upon the long term disability of Mr. Miller, subject to certain base salary payments to Mr. Miller or his estate as described in the ABM Employment Agreement.

Mr. Miller may be discharged only for “cause,” as defined in the ABM Employment Agreement.

In the event that Mr. Miller shall be discharged for cause, all salary and other benefits payable by the Company under this Agreement in respect of periods after such discharge shall terminate upon such discharge, but any benefits payable to or earned by Mr. Miller with respect to any period of his employment or other service prior to such discharge shall be paid by the Company.

If Mr. Miller terminates his employment or other service with the Company because of a material change in the duties of his office or any other breach by the Company of its obligations under the ABM Employment Agreement, or in the event of the termination of Mr. Miller’s employment by the Company without cause or otherwise in breach of the ABM Employment Agreement, Mr. Miller shall continue to receive all of the cash compensation and minimum long term incentive compensation and all of the benefits otherwise provided under the ABM Employment Agreement notwithstanding such termination for the remainder of the stated term.

The ABM Employment Agreement also contains customary non-disparagement, non-solicitation and non-competition provisions.

The foregoing description of the MDM Employment Agreement and the ABM Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the employment agreements, copies of which are filed as Exhibit 10.1 and 10.2, respectively, hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	Employment Agreement between Universal Health Services, Inc. and Marc D. Miller dated as of December 23, 2020
10.2	Employment Agreement between Universal Health Services, Inc. and Alan B. Miller dated as of December 23, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: December 28, 2020